Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Jeffrey S. Sloan his attorney-in-fact and agent, with full power of substitution and resubstitution in any and all capacities, to sign the annual report on Form 10-K of Global Payments Inc. for the year ended May 31, 2016, and any amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may do or cause to be done by virtue hereof.

/s/ William I Jacobs	Chairman of the Board
William I Jacobs

/s/ Robert H.B. Baldwin, Jr.	Director
Robert H.B. Baldwin, Jr.

/s/ John G. Bruno	Director
John G. Bruno

/s/ Mitchell L. Hollin	Director
Mitchell L. Hollin

/s/ Ruth Ann Marshall	Director
Ruth Ann Marshall

/s/ Alan M. Silberstein	Director
Alan M. Silberstein

/s/ Michael W. Trapp	Director
Michael W. Trapp